                                                                    EXHIBIT b(8)

                     Imperial Credit Commercial Mortgage
                               Investment Corp.



                   [Prudential Securities Logo appears here]



                  Presentation to the Special Committee of the
                              Board of Directors



                              September 28, 1999

Imperial Credit Commerical Mortgage Investment Corp.
--------------------------------------------------------------------------------
Summary of Solicitation Process

 .  47 Calls Made to Potential Investors

     --   4 Investment Advisors

     --   4 Specialty Finance

     --   16 Financial Institutions

     --   15 Opportunity Funds

     --   2 Large Cap Property REITs

     --   6 Strategic Investors

 .  23 Offering Memoranda Were Sent Out

 .  4 Bids Received

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------
Summary of Bids Received


                     ------------------------------------------------------------------
                                         Meruelo
                      Anthracite       Properties,         Goldman
Bidder               Capital, Inc.         Inc.           Sachs & Co.      Lend Lease
                     ------------------------------------------------------------------
                                                          Opportunity       Investment
Type of Bidder         Strategic        Strategic            Fund             Advisor

Bid Date                9/27/99          9/24/99            9/27/99           9/27/99

                                                         Specific Asset     Real Estate
Type of Bid          Enterprise Bid   Enterprise Bid          Pools         Assets Only

Method of Payment      Stock with
                       Cash Option       All Cash           All Cash          All Cash
                     ------------------------------------------------------------------

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------
Summary of Bids Received

     Anthracite Capital, Inc.
     ------------------------

                                                                  June 23, 1999                             September 27, 1999
                                                       -----------------------------------------------------------------------------
       Stated Intention                                Merger                                       Merger
       Method                                          Stock-for-stock                              Stock-for-stock

       Total Bid for ICMI, $ millions                  $296.6                                       $334.8
       Implied Price Per ICMI Share                    $10.409                                      $11.746
       Conversion Ratio                                1.450 (2)                                    1.580 (2)
       Current Bidder Price/Share                      $6.813                                       $6.938
       Form of ICMI Share Consideration                Stock & Cash at $12.00 per share             Stock & Cash at $13.00 per share
                                                       (up to 25%)                                  (up to 38.5%)

       AHR Annualized FFO/Share                        $1.23                                        $1.37
       AHR Price/FFO                                   5.6x                                         5.1x
       AHR Book Value/Share                            $9.09                                        $8.49
       Price/Book Ratio                                0.75x                                        0.82x

       Anticipated Dividend/Current ICMI Share (1)     $1.68                                        $1.83
       Dividend Yield Per ICMI Share @ $10.75 (1)      15.65%                                       17.05%

       Management Agreement                            $45 million                                  Appraisal Amount
       Form of Management Agreement Consideration      100% cash and/or partial payment             100% cash and/or partial payment
                                                       in kind                                      in kind

       Contingencies                                   None                                         None
                                                       -----------------------------------------------------------------------------

                                                       -----------------------------------------------------------------------------
       FFO Accretion to AHR Shareholders               -11.5%                                       16.8%
       ICMI % Ownership                                59.6%                                        56.9%
       Pro Forma Total Assets                          $1,117,796                                   $1,124,992
       Combined Debt-to- Total Capital                 58.2%                                        64.4%
                                                       -----------------------------------------------------------------------------

       (1) Current ICMI dividend rate of $1.20 equates to a 13.15% dividend on current stock price.
       (2) Represents amounts/ratio expressly stated in the bid.

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------

Summary of Bids Received

 Meruelo Properties, Inc.
 ------------------------
 Stated Intention                             Acquisition

 Method                                       All Cash

 Total Bid for ICMI Common, $ millions        $334.9

 Price Per ICMI Share                         $11.750

 Management Agreement Economics               $35 million

 Form of Management Agreement Consideration   All Cash

 Contingencies                                None

     -    Intention to Raise $94 million in Subordinated Debt Financing
     -    Expectation to Place $124 million in Senior Financing on ICMI Assets

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------
Summary of Bids Received


Goldman Sachs & Co.
-------------------

Stated Intention                        Acquisition of Specific Assets
                                        including small loans, large loans/(1)/, real property/(2)/, and securities/(3)/

Method                                  All Cash

                                        Carrying Value
                                           6/30/99            Net Offer
                                           -------            ---------
Goldman Sachs Net Bid ($ millions)          $250.8              $150.1


Contingencies                           None

__________________
(1)  Does not include Queen Emma and Hayes Park receivable.
(2)  Does not include Axe Sud and is net of liabilities.
(3)  Does not include Northstar.

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------
Summary of Bids Received

     Lend Lease Real Estate Investments
     ----------------------------------

     Stated Intention (1)                    Acquisition of Real Property Assets

     Method                                  All Cash


                                             Carrying Value
                                                6/30/99               Net Offer
                                                -------               ---------
     Lend Lease Net Bid ($ in millions)          $47.0                  $36.6

     Contingencies                           None

________________________________
(1) Does not include Axe Sud and the Terraces.

Imperial Credit Commercial Mortgage Investment Corp.
--------------------------------------------------------------------------------
Updated Timeline under ICII Merger Transaction


  ------------------------------------------------------------------------------
                                                  Oct       Nov       Dec
                                                (Weeks)   (Weeks)   (Weeks)
  ------------------------------------------------------------------------------
     Key Tasks/Events                           1 2 3 4   1 2 3 4   1 2 3 4
  ------------------------------------------------------------------------------


  ------------------------------------------------------------------------------
  File Proxy Statement                          X
  ------------------------------------------------------------------------------
  First Round Appraisal Completed                     X
  ------------------------------------------------------------------------------
  Monitor Status of SEC Review                  X X X X   X X X
  ------------------------------------------------------------------------------
  Review and Clear SEC Comments                               X
  ------------------------------------------------------------------------------
  Go Effective and Mail Proxy                                  X
  ------------------------------------------------------------------------------
  Shareholder's Meeting and Vote                                        X
  ------------------------------------------------------------------------------
  Transaction Closing                                                     X
  ------------------------------------------------------------------------------